UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2014

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On November 20, 2014, Tenneco Inc. (“Tenneco”) announced the commencement of a cash tender offer for any and all of its outstanding 7 3⁄4% Senior Notes due 2018 (the “Notes”) and a solicitation of consents to certain proposed amendments to the related indenture. Holders who validly tender their Notes and provide their consents to the proposed amendments to the indenture governing the Notes before the consent deadline (expected to be 5:00 p.m., New York City time, on December 4, 2014) will be eligible to receive $1,043.50 (which includes a consent fee of $30.00) for each $1,000 principal amount of Notes validly tendered and not withdrawn. Holders who validly tender their Notes after the consent deadline and before the expiration of the tender offer (expected to be 12:01 a.m., New York City time, on December 19, 2014) will be eligible to receive $1,013.50 for each $1,000 principal amount of Notes validly tendered and not withdrawn. This announcement was contained in a press release, a copy of which is filed under Item 9.01 as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 20, 2014 announcing commencement of tender offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: November 20, 2014	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary